Exhibit 99

NEWS RELEASE	11511 Luna Road, Dallas, Texas 75234 Tel 214.956.4511 • Fax 214.956.4446 Contact: David Tehle Executive Vice President and Chief Financial Officer

FOR IMMEDIATE RELEASE

HAGGAR ANNOUNCES CORE EARNINGS PER SHARE
INCREASE OF 26% FOR THE SECOND QUARTER OF FISCAL 2004

DALLAS, TX (April 27, 2004) – Haggar Corp. (NASDAQ-HGGR) announced results for the three and six months ended March 31, 2004.

Actual net income for the second quarter of fiscal 2004 was $2.7 million or $0.38 earnings per diluted share, as compared to actual net income of $1.8 million for the second quarter of fiscal 2003, or $0.29 earnings per share.  For the second quarter of fiscal 2004, Haggar reported a 26% increase in core earnings per diluted share to $0.49, or $3.4 million in core earnings.  This compares to the second quarter of fiscal 2003, in which the Company reported core earnings per diluted share of $0.39, or $2.5 million in core earnings.

Actual net income for the six months ended March 31, 2004 was $3.9 million, or $0.56 earnings per diluted share, as compared to a net loss for the six months ended March 31, 2003 of $0.2 million or $0.03 loss per share.  For the six months ended March 31, 2004, Haggar reported a 79% increase in core earnings per diluted share to $0.68 in 2004, or $4.7 million in core earnings.  This compares to the six months ended March 31, 2003, in which the Company reported core earnings per diluted share of $0.38, or $2.5 million in core earnings.  Net sales for the six months ended March 31, 2004 were $239.8 million compared to $249.4 million for the six months ended March 31, 2003.

Earnings Summary (unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2004	2003	2004	2003

Actual net income (loss)	$2,671	$1,831	$3,856	$(174)
Actual net income (loss) per common share – Diluted	$0.38	$0.29	$0.56	$(0.03)
Unusual charges (benefits) net of tax:
Relocation of global headquarters	422	—	509	—
Wrongful termination lawsuit	309	—	309	—
Proxy defense costs	—	527	—	752
Legal settlement on landlord dispute	—	307	—	307
Gain on sale of Edinburg, Texas facility	—	(190)	—	(190)
Strategic media advertising	—	—	—	1,755
Core earnings	$3,402	$2,475	$4,674	$2,450
Core earnings per common share – Diluted	$0.49	$0.39	$0.68	$0.38
Weighted average shares outstanding – Diluted	6,986	6,430	6,861	6,418

J. M. Haggar, III, the Company’s Chairman and Chief Executive Officer, stated, “Our efforts to improve margins during this fiscal year continue to reap benefits, as our increased margins have contributed to the 26% core earnings per share growth for the company for the period ending March 31, 2004. “

Frank Bracken, President and Chief Operating Officer, added, “The Company has continued its progress towards developing Smart, Innovative, American™ products for our customers as evidenced by our recent introduction of innovative products utilizing a proprietary new treatment for cotton pants, sport shirts, and dress pants.  This innovation eliminates fading, shrinking, staining, and wrinkling.  Products having this technology, entitled “Forever New™,” will continue to be introduced by the Company throughout this year.”

David Tehle, Executive Vice President and Chief Financial Officer, noted, “The Company reduced its debt to $11.7 million as of the end of the second quarter of fiscal 2004, as compared to $36.3 million in debt as of the end of the second quarter of fiscal 2003, a debt reduction of $24.6 million.”

The Haggar Board of Directors continued the $0.05 per share quarterly dividend.  The dividend will be payable on May 24, 2004, to shareholders of record as of May 10, 2004.

The Company will file a Form 8-K with the Securities and Exchange Commission today with its updated financial projections for fiscal 2004.  The Company has increased its earnings per share projection range to $1.22 to $1.31 for the full year for fiscal 2004.

Haggar Clothing Co., a wholly-owned subsidiary of Haggar Corp., is a leading marketer of men’s casual and dress apparel and women’s sportswear, with global headquarters in Dallas, TX.  Haggar markets in the United States, the United Kingdom, Canada, Mexico, and Indonesia.  Haggar also holds exclusive licenses in the United States to use the Claiborne® trademark, Kenneth Cole New York®, and Kenneth Cole Reaction® trademarks to manufacture, market, and sell men’s shorts and pants in men’s classification pant departments.  For more information visit the Haggar website at www.haggarcorp.com.

The statements contained in this release that are not historical facts are forward-looking statements.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied by the forward-looking statements; the results could be affected by, among other things, general business conditions, the impact of competition, the seasonality of the Company’s business, labor relations, governmental regulations, unexpected judicial decisions, and inflation.  In addition, the financial results for the quarter just ended do not necessarily indicate the results that may be expected for any future quarters or for any fiscal year.  Investors also should consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  The Company undertakes no obligation to update any such statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any changes in events, conditions, circumstances or assumptions underlying such statements.

Use of Non-Generally Accepted Accounting Principles (Non-GAAP) Financial Information

The Company reports its financial results in accordance with GAAP.  However, the Company uses core earnings as a non-GAAP performance measure to provide both management and investors a more complete understanding of the Company’s underlying operational results.  This non-GAAP measure is an indicator management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods.  Core earnings is calculated by taking actual net income (loss) and adjusting that amount for unusual charges or benefits (based on management’s interpretation) which are calculated net of tax.  The presentation of core earnings is not meant to be considered in isolation or as a substitute for comparable metrics prepared in accordance with GAAP in the United States.

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HAGGAR CORP.

Condensed Consolidated

Statements of Operations

	Three Months Ended March 31,		Six Months Ended March 31,
	2004	2003	2004	2003
	(Unaudited, in thousands, except per share amounts)
Net sales	$132,071	$135,487	$239,805	$249,394

Cost of sales	95,168	100,638	171,580	185,921

Gross profit	36,903	34,849	68,225	63,473

Selling, general and administrative expenses	(32,492)	(32,012)	(62,067)	(63,543)

Royalty income	345	300	598	675

Other income	26	533	399	480

Interest expense	(459)	(648)	(916)	(1,383)

Income (loss) before provision (benefit) for income taxes	4,323	3,022	6,239	(298)

Provision (benefit) for income taxes	1,652	1,191	2,383	(124)

Net income (loss)	2,671	1,831	3,856	(174)

Net income (loss) per common share
- Basic	0.39	0.29	0.58	(0.03)

- Diluted	0.38	0.29	0.56	(0.03)

Weighted average shares outstanding
- Basic	6,823	6,418	6,691	6,418

- Diluted	6,986	6,430	6,861	6,418

Condensed Consolidated

Balance Sheet

	March 31, 2004	September 30, 2003
	(Unaudited)
	(In thousands )
Assets
Cash and cash equivalents	$6,645	$7,674
Accounts receivable, net	68,593	56,528
Inventories	99,365	96,959
Deferred tax asset	10,505	10,505
Other current assets	5,791	3,557
Total current assets	190,899	175,223
Property, plant and equipment, net	45,411	45,932
Goodwill, net	9,472	9,472
Other assets	6,121	7,580
Total assets	$251,903	$238,207
Liabilities and Stockholders’ Equity
Accounts payable	$25,349	$26,245
Accrued liabilities	34,558	31,898
Other current liabilities	5,323	7,228
Current portion of long-term debt	3,671	3,671
Total current liabilities	68,901	69,042
Other non-current liabilities	11,346	10,077
Long-term debt	8,000	5,671
Stockholders’ equity	163,656	153,417
Total liabilities and stockholders’ equity	$251,903	$238,207